                                                                 Exhibit (B)(16)


                               RHONE POULENC SA
                               (the "Borrower")
                 FRF 4,000,000,000 SHORT TERM CREDIT FACILITY


                     SUMMARY OF LEGAL TERMS AND CONDITIONS
                     -------------------------------------


Borrower:                  RHONE POULENC S.A.

Facility Amount:           Short Term FRF 4,000,000,000 or its equivalent in any
                           freely available and convertible currency.

Facility Description:      A revolving credit facility (the "Facility") which
                           shall be repaid and redrawn throughout its life. The
                           Facility will be denominated in French Francs and committed in French Francs and may be used in other currencies listed below on an as-available basis:
                           USD, JPY, DEM, GBP, CHF, CAD.

Facility Purpose:          Bridge financing for the partial financing of the
                           acquisition of the minority shareholding in R.P.
                           Rorer.

Lender:                    *

Final Maturity:            The Facility will be repaid in full 365 days from the
                           date of signing of the Facility Agreement.

Availability:              Subject to 1 (one) business day's notice for French
                           Francs and 2 (two) business days' notice for other currencies, the Borrower may draw Advances in minimum amounts of FRF 100,000,000 and in integral multiples of FRF 20,000,000 (or equivalents in other currencies) for periods of 1, 2, 3 or 6 months or such monthly periods of up to 12 months as the Lender may agree ("Advances").

                           No more than 10 Advances shall be outstanding at any one time in a maximum of five currencies.

Cancellation:              Upon 10 business days' written notice the Borrower
                           may cancel without premium or penalty all or part of the Facility in a minimum amount of FRF 100,000,000 and in integral multiples of FRF 20,000,000.

______
* Request for Confidential Treatment filed by Purchaser on August 22, 1997.


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                                       2



Prepayment:                Prepayment of Advances shall be permitted in cases of
                           illegality and increased cost (including the requirement for tax gross-ups), subject to payment of break-up costs.

Interests:                 The Borrower will pay interest at LIBOR for the
                           relevant currency (with the exception of PIBOR in the case of French Francs), plus Margin p.a.

                           Interest will be payable at the end of each interest period and will be calculated on an actual 360 day basis (except for Advances in GBP which will be calculated on a 365 day basis); provided, however, that, in case of Advances lasting more than six months, the Margin portion of the interests shall be paid in two payments, the first one falling due after six months for amounts accrued at that time, the second one on the day the Advance shall be repaid.

                           Interest rates will be set by reference to Telerate page 3750/3740 (LIBOR) or page 20041 (PIBOR) or, if not available, by Reference Banks.

Utilization Margin:        0,05%

Facility Fee:              0,05%

                           payable quarterly in arrears on the total amount of the Facility.

Conditions Precedent:      Shall comprise the following:

                           (A) Constitutional documents of the Borrower and "Kbis";

                           (B)     Copies of all relevant Board resolutions;

                           (C)     Copies of all other consents and
                                   authorizations, together with certification of relevant signing authorities; and

                           (D) Legal Opinion provided the General Counsel of the Borrower.
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                                       3



Representations and
Warranties:                Representations and warranties to be made in respect
                           of the Borrower at signing, to be repeated at each Advance date, except (vii), (ix), (x), (xi), shall include inter alia

                           (i) The Borrower is duly incorporated and validly existing;

                           (ii) The Borrower has power to enter into and perform pursuant to the Facility Agreement and all necessary corporate actions relevant thereto have been taken;

                           (iii) Obligations of the Borrower under the Facility Agreement will rank at least pari passu with other unsecured and unsubordinated obligations;

                           (iv) No encumbrance exists over present or future assets or revenues, except as expressly permitted or disclosed to the Lender (see below);

                           (v) Obligations under the Facility are legally valid, binding and enforceable;

                           (vi) Execution and performance of the Facility Agreement will not be in conflict with or in breach of obligations in other agreements;

                           (vii) All necessary consents, licenses, permits, etc. relevant to the Facility have been obtained and are in full force and effect;

                           (viii) Accuracy and fairness of latest audited financial statements (the "Consolidated Financial Statements") to the best of the Borrower's knowledge and belief;

                           (ix) Since the latest Consolidated Financial Statements, there has been no adverse change in the financial condition of the Borrower which is material in the context of its operation taken as a whole which could have a material adverse effect on the Borrower's capacity to meet its obligations under the Facility Agreement.
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                                       4



                                   The acquisition of the shares of Rhone-
                                   Poulenc Rorer Inc not currently held by the Borrower in connection with a proposed tender offer to be made by the Borrower shall not be considered by the Lender as a material adverse change in the financial condition of the Borrower;

                           (x) No material litigation or other proceedings which is material in the context of its operation taken as a whole (to the best of the Borrower's knowledge and belief) which could have a material adverse effect on the Borrower's capacity to meet its obligations under the Facility Agreement;

                           (xi) No stamp, registration or similar tax (other than French "Timbres de Dimension") in connection with the execution, delivery, performance or enforcement of the Facility Agreement;

                           (xii) No proceedings pending or threatened for winding-up, dissolution or similar process;

                           (xiii)  No existing Event of Default; and

                           (xiv) The Borrower has subscribed all customary insurance policies consistent and prudent in his line of business, covering risks of loss and liabilities, and environmental risks.

Undertakings:              (A)     Undertakings as to financial information:

                           (i) Delivery of the Borrower's corporate and consolidated financial certified statements as soon as available and in any event within 180 days of financial year-end.

                           (ii) Preparation of 1997 audited consolidated financial statements for the Borrower (the "1997 Consolidated Financial Statements") to reflect any changes that have occurred in accounting practices since the 1996 Consolidated Statements.
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                                       5




                           (iii) Provision of such other information as the Lender may reasonably request in order to access compliance with the Borrower's obligations under the Facility.

                           (B)     Undertakings as to financial condition:

                           Ratio of Consolidated Indebtedness to Consolidated Net Worth (as such terms are defined below) not to exceed 1.

                           The Borrower shall ensure that this financial covenant is met as at 31st December of each year throughout the term of the Facility by reference to the latest Consolidated Financial Statements.

                           In the event of a breach in the performance of this requirement, the Lender shall be entitled to declare a Potential Termination Event under the Facility. If this breach remains unremedied for 180 days after notice by the Lender of a Potential Termination Event, the Lender may declare any undrawn portion of the Facility to be cancelled, and no further notice of drawing may be issued. No drawn portion of the Facility shall become due and payable prior to its maturity solely as a result of such a breach.

                           (C)     Other usual undertakings including:

                           (i) Compliance with all relevant laws, permits, and licenses material in the context of the Facility.

                           (ii)    Pari passu status vis-a-vis all the
                                   Borrower's other unsecured and unsubordinated creditors.

                           (iii) To notify the Lender in writing of an Event of Default.

                           (iv) Negative Pledge: The Borrower shall not create or permit to be outstanding any encumbrances in respect of Financial Indebtedness unless the Lender gives its consent, except encumbrances

                                   -    In connection with the purchase,
                                        maintenance or improvement of an asset,
                                        providing the amount of Financial
                                        Indebtedness secured remains confined to
                                        such asset or such improvement.
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                                       6



                                   - Created to secure Financial Indebtedness owing to EIB, FONDS INDUSTRIEL DE MODERNISATION, FONDS DE DEVELOPPEMENT ECONOMIQUE ET SOCIAL or any other governmental or EU controlled financial institution which in its normal lending practice requires such Encumbrance.

                                   - Existing at a time when a corporation is merged into, consolidated with or acquired by the Borrower and not created in contemplation of such event.

                                   -    Existing on any asset prior to the
                                        acquisition thereof by the Borrower and
                                        not created in contemplation of such
                                        acquisition.

                                   -    Arising out of a refinancing of any
                                        indebtedness secured by an encumbrance
                                        permitted above.

                                   -    Arising after orders of attachment,
                                        distraint or similar legal process
                                        arising in connection with court
                                        proceedings so long as the claims
                                        secured are being contested in good
                                        faith.

                                   -    Created over assets held in trust by
                                        another person, which assets are to be
                                        used by such other person solely for
                                        satisfying the Borrower's scheduled
                                        payment obligations in respect of
                                        principal and/or interest in respect of
                                        any Financial Indebtedness of the
                                        Borrower (the "Borrower's Obligations")
                                        in circumstance where such other person
                                        has undertaken responsibility for the
                                        discharge of the Borrower's Obligations.

                                   -    Over assets or receivables of the
                                        Borrower, which encumbrances have been
                                        given in connection with the refinancing
                                        of such assets or receivables and where
                                        the risks (except in relation to any
                                        credit enhancement provided by the
                                        Borrower in respect of such assets or
                                        receivables) relating to non-payment in
                                        respect of such assets or receivables
                                        are, as a result of such refinancing,
                                        not borne by the Borrower.
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                                       7




                                   -    Over a deposit made by the Borrower
                                        using the proceeds of a Financial
                                        Indebtedness of the Borrower provided
                                        (A) that to the depositary of such
                                        proceeds lends an amount at least equal
                                        to the amount of the deposit to a
                                        subsidiary of the Borrower and (B) that
                                        such loan has a maturity date which is
                                        not earlier than the date for repayment
                                        of such deposit.

                                   -    Not in one of the above categories to
                                        secure Financial Indebtedness as long as the global amount of Financial Indebtedness secured does not exceed 7,5% of Consolidated Net Worth.

                           (v) Borrower will pay all transfer, stamp or registration fees or similar taxes or charges which may become payable.

                           (vi)    Borrower will maintain its corporate
                                   existence and its rights to carry on its operations.

Events of Default:         Events of Default shall comprise inter alia the
                           following:

                           (A) Failure of the Borrower to make any payment on the due date under the terms of the Facility, unless such failure occurs solely for administrative or technical reasons and the default is remedied within 5 Business Days after the Lender has given a notice to the Borrower.

                           (B) Breach of other obligations unless, to the extent it can be remedied, it shall have been remedied within 20 Business Days after notice by the Lender of such default. (The breach referred to under Undertaking (B) above may only give rise to a right to cancel the undrawn portion of the Facility and to refuse future drawings.)

                           (C) Any Financial Indebtedness of the Borrower exceeding FRF 150,000,000 (or equivalent) becomes due and payable before its stated maturity by way of a declared default after expiry of any applicable grace period, unless such default is contested in good faith by the Borrower by appropriate proceedings.
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                                       8


                           (D) Any representation or warranty of the Borrower is materially incorrect in any respect when made or repeated.

                           (E) Borrower is subject to an amicable settlement ("reglement amiable") under French law.

                           (F)     Insolvency, bankruptcy, liquidation,
                                   dissolution, etc. of the Borrower except in the case of the liquidation or the dissolution where the terms have been approved by the Lender. This excludes a merger for arm's length consideration within the Borrower's group.

                           (G) A moratorium or restructuring is made or declared in respect of all or any indebtedness of the Borrower whereby the assets are submitted to the control of its creditors.

                           (H) Appointment of an administrator, receiver in respect of the Borrower.

                           (I) The Borrower is declared insolvent or declares in writing that it is unable to pay its debts as and when they are due.

                           (J) It becomes unlawful for the Borrower to comply with its obligations under the Facility.

Documentation:             French language.

                           Documentation will also include other customary provisions for a transaction of this type including, inter alia, changes in circumstances, including illegally and increased costs.

Law:                       French law.

Taxation:                  All payments of principal, interest and fees will be
                           made free and clear of all present and future taxes, levies, duties or other deductions of any nature whatsoever, levied either now or at any future time.

Key definitions:           "Financial Indebtedness" shall mean:
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                                       9


                           (i)     Any indebtedness for monies borrowed;

                           (ii) Any indebtedness (actual or contingent) under a guarantee, security, indemnity or other commitment designed to protect any creditor against loss in respect of any financial indebtedness of any third party;

                           (iii)   Any indebtedness under any acceptance credit;

                           (iv) Any indebtedness under any debenture, note, bill of exchange, bonds, commercial paper, certificate of deposit or similar instrument on which either of the Borrower is liable;

                           (v) Any indebtedness for money owing in respect of any interest swap, or currency swap, such indebtedness to be measured on a mark-to-market basis at the relevant time and to include, vis-a-vis any particular counterparty, application of the relevant ISDA netting procedures.

                           (vi) Any payment obligations under any lease entered into for the purpose of obtaining or raising finance.

                           "Consolidated Indebtedness" shall mean the difference between:

                           (i)     The sum of Long Term Debt (including
                                   Participating Loans), Bank Overdrafts,
                                   Current Portion of Long Term Debt and Short
                                   Term Borrowings, and

                           (ii) The sum of Cash, Short Term Deposits and Marketable Securities

                           as each of the foregoing amounts shall be determined from the items so described in the consolidated balance sheet of RP included in the annual financial statements most recently delivered by RP to the Lender.

                           "Consolidated Net Worth" shall mean the difference between:

                           (i)     Total Liabilities and Total Stockholders
                                   Equity and
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                                      10


                           (ii) The sum of Total Current Liabilities, Long Term Debt (including Participating Loans), Other Long Term Liabilities and Mandatorily Redeemable Partnership Interest

                           as each of the foregoing amounts shall be determined from the items so described in the consolidated balance sheet of RP and its subsidiaries included in the annual financial statements most recently delivered by RP to the Lender.

                           The commitment of the Lender is subject to the realisation of the acquisition of the shares of Rhone-Poulenc Rorer Inc. not currently held by the Borrower, and to negociation in good-faith of a satisfactory documentation.

                           Please signify your acceptance of the terms and conditions set out above by signing and returning a copy of this Summary of Terms and Conditions.


for and on behalf of
RHONE-POULENC S.A.:        Date:

                                 /s/
                                -----------------------


for and on behalf of
THE LENDER:                Date: August 8, 1997

                                 /s/
                                -----------------------
                                 *

------------
* Request for Confidential Treatment filed by Purchaser on August 22, 1997.